Exhibit 10.28

PROMISSORY NOTE

$200,000.00

December 27, 2010

FOR VALUE RECEIVED, the undersigned, Innovaro, Inc, a Delaware corporation, (“Maker”), promises to pay to MARK BERSET “Payee”) at 1 Beach Drive SE, St. Petersburg, FL 33701, or at such other place as Payee may from time to time designate in writing, the principal sum of Two Hundred Thousand Dollars ($200,000.00) (the “Principal Amount”), together with interest on the unpaid Principal Amount from time to time outstanding (the “Interest”), as hereinafter provided. This Promissory Note (the “Note”) is made and executed pursuant to the Assignment and Security Agreement (the “Security Agreement”) dated the same date as this Note, by and between Maker and Payee.

Interest shall be payable on the outstanding Principal Amount from the date of borrowing until paid at an annual rate of Three and one half (3.5) percent (the “Interest Rate”), with a fee of 3.3 points for the loan. The entire Principal Amount outstanding, all accrued Interest and fee shall be due and payable on the February 27, 2011, if not sooner paid. If any payment date is not a business day, then such payment shall be due the next succeeding business day. Late fee if not paid by due date shall be Seventy-five hundred dollars ($7,500.00).

Each of the following shall constitute an event of default:

(a)	Any payment of monies required under this Note is not made within ten (10) days of the date the payment is due, whether at maturity, by acceleration, or otherwise;

(b)	The occurrence of a default under the Security Agreement,

(c)	Maker (or any of its subsidiaries) shall (i) voluntarily liquidate or terminate operations or apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of Maker or of all or of a substantial part of its assets, (ii) admit in writing its inability, or be generally unable, to pay it a debts as the debts become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the federal Bankruptcy Code (as now or hereafter in effect), (v) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, (vi) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, or (vii) take any action for the purpose of effecting any of the foregoing;

(d)	Without its application, approval, or consent, a proceeding shall be commenced, in any court of competent jurisdiction, seeking in respect of Maker (or any of its subsidiaries) any remedy under the federal Bankruptcy Code, the liquidation, reorganization, dissolution, winding-up, or composition or readjustment of debt, the appointment of a trustee, receiver, liquidator or the like of such Person, or of all or any substantial part of the assets of such Person, or other like relief under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, which results in the entry of an order for relief or such adjudication or appointment remains undismissed or undischarged for a period of 30 days; or

Upon the occurrence of an event of default and at any time thereafter, Payee, at its option and as often as it desires, may declare all liabilities, obligations, and indebtedness due Payee, including this Note, to be immediately due and payable without demand, notice, or presentment, and may exercise any other remedy available to it under the Security Agreement or any other agreement given by Maker to Payee, and any other remedy available to it at law or in equity.

The remedies of Payee shall be cumulative and concurrent, and may be pursued singularly, successively or together, at the sole discretion of Payee, and may be exercised as often as occasion therefore shall arise. No act of omission or commission of Payee, including specifically any failure to exercise any right, remedy or recourse or acceptance by the Payee of any payment hereunder in an amount which is less than payment in full of all amounts due and payable at the time of such payment, shall be deemed to be a waiver or release of the same, such waiver or release to be effected only through a written document executed by Payee and then only to the extent specifically recited therein. A waiver or release with reference to any one event shall not be construed as continuing, as a bar to, or as a waiver or release of any subsequent right, remedy or recourse as to a subsequent event.

TIME IS OF THE ESSENCE OF THIS NOTE. Maker shall pay all costs incurred by the holder of this Note in enforcing or collecting this Note and enforcing each agreement executed in connection with this Note (including any agreement under which real or personal property is pledged as security for this Note), including without limitation all attorneys’ fees, costs, and expenses incurred in all matters of interpretation, enforcement, and collection, before, during, and after demand, suit, proceeding, trial, appeal, and post-judgment collection efforts as well as all costs and fees incurred by the holder of this Note in connection with any bankruptcy, reorganization, or similar proceeding (including efforts to obtain relief from any stay) if Maker or any other person or entity liable for the indebtedness represented by this Note becomes involved in any bankruptcy, reorganization, or similar proceeding.

The validity, construction, interpretation, and enforceability of this Note are governed by the laws of the State of Florida, excluding its laws relating to the resolution of conflicts of laws of different jurisdictions. Maker further agrees that venue for each action, suit, or other legal proceeding arising under or relating to this Note or any agreement securing or related to this Note shall be in a court of competent jurisdiction in Hillsborough County, Florida, and Maker hereby waives any right to sue or be sued in any other county in Florida or any other state.

No provision of this instrument shall require the payment or permit the collection of interest in excess of the maximum permitted by law. If any excess interest is herein provided for, paid by Maker or received by Payee, or shall be adjudicated to be so, the provisions of this paragraph shall govern, and neither Maker nor its successors or assigns shall be obligated to pay the amount of such interest to the extent that it is in excess of the amount permitted by law, and any such amounts so paid, at the option of the Payee, shall either be applied against the Principal Amount of this Note due at maturity, or rebated to Maker within thirty (30) days after final repayment of this Note.

Maker and any other person liable for the payment hereof respectively, hereby (a) expressly waives any valuation and appraisal, presentment, demand for payment, notice of dishonor, protest, notice of nonpayment or protest, all other forms of notice whatsoever, and diligence in collection; (b) consents that Payee may, from time to time and without notice to any of them or demand, (i) extend, rearrange, renew or postpone any or all payments, (ii) release, exchange, add to or substitute all or any part of the collateral for this Note, and/or (iii) release Maker (or any co-maker) or any other person liable for payment hereof, without in any way modifying, altering, releasing, affecting or limiting their respective liability or the lien of any security instrument; and (c) agrees that Payee, in order to enforce payment of this Note against any of them, shall not be required first to institute any suit or to exhaust any of its remedies against Maker (or any co-maker) or against any other person liable for payment hereof or to attempt to realize on any collateral for this Note. Maker agrees that its obligations under this Note are independent of the obligation of any other maker, guarantor or other person or entity that now or later is obligated to pay this Note. Maker also agrees that Payee may release any security for or any other obligor of this Note or waive, extend, alter, amend, or modify this Note or otherwise take any action that varies the risk of Maker without releasing or discharging Maker from Maker’s obligation to repay this Note.

The term “Maker” as used herein, in every instance shall include the maker and its successors and permitted assigns, and shall denote the singular and/or plural, the masculine and/or feminine, and natural and/or artificial persons whenever and wherever the context so requires or admits.

Whenever “Payee” is referred to in this Note, such reference shall be deemed to include the successors and assigns of Payee, including, without limitation, any subsequent assignee or holder of this Note, and all covenants, provisions, and all agreements by or on behalf of Maker and any endorsers, guarantors, and sureties hereof which are contained herein shall inure to the benefit of the successors and assigns of Payee.

This Note may not be modified or terminated orally, but only by agreement or discharge in writing and signed by Payee and Maker. Any forbearance of Payee in exercising any right or remedy hereunder, under the Mortgage or under any other loan document relating to this transaction shall not be a waiver of or preclude the exercise of any right or remedy. Acceptance by Payee of payment of any sum payable hereunder after the due date of such payment shall not be a waiver of Payee’s right to either require prompt payment when due of all other sums payable hereunder or to declare a default for the failure to make prompt payment in the future.

For and in consideration of the funding or renewal of the indebtedness evidenced hereby, Maker further agrees to cooperate with Payee and to re-execute any and all documentation relating to the loan evidenced by this Note which is deemed necessary or desirable in Payee’s discretion, in order to correct or adjust any clerical errors or omissions contained in any document executed in connection with the loan evidenced by this Note.

Each required notice, consent, or approval, if any, under this Note will be valid only if it is given in writing (or sent by telex, telegram, or telecopy and promptly confirmed in writing) and addressed by the sender to the recipient’s address that is listed in this Note or to such other addresses as either party may designate by written notice to the other party. A validly given notice, consent, or approval will be effective (i) on receipt of hand delivery to the recipient, (ii) seven (7) days after having been deposited in the United States mail, certified or registered, return receipt requested, sufficient postage affixed or prepaid, or (iii) one (1) business day after it is deposited with an expedited, overnight courier service (such as by way of example but not limitation, U.S. Express Mail, Federal Express or Airborne). These notice provisions apply only if a notice is required by this Note. They do not apply if no notice is required by this Note. This Note is not assignable by Maker.

WAIVER OF JURY TRIAL. MAKER AND PAYEE HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY AND ALL RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION (INCLUDING, BUT NOT LIMITED TO, ANY CLAIMS, CROSSCLAIMS OR THIRD-PARTY CLAIMS) ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE, THE PURCHASE AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, OR ANY OTHER LOAN DOCUMENT EVIDENCING, SECURING, OR RELATING TO THE INDEBTEDNESS EVIDENCED BY THIS NOTE OR TO THE DEALINGS OR RELATIONSHIP BETWEEN OR AMONG THE PARTIES HERETO. NEITHER MAKER NOR PAYEE WILL SEEK TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL HAS NOT OR CAN NOT BE WAIVED. THE PROVISIONS OF THIS SECTION HAVE BEEN FULLY NEGOTIATED BY THE PARTIES HERETO, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTION. MAKER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF PAYEE OR PAYEE’S COUNSEL HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT PAYEE WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. MAKER ACKNOWLEDGES THAT THE PAYEE HAS BEEN INDUCED TO LOAN FUNDS IN THE AMOUNT OF THE PRINCIPAL AMOUNT TO MAKER BY, AMONG OTHER THINGS, THE PROVISIONS OF THIS PARAGRAPH.

THE UNDERSIGNED ACKNOWLEDGE THAT THE LOAN EVIDENCED HEREBY IS FOR COMMERCIAL PURPOSES ONLY AND NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES.

[Signature Pages Follow]

[SIGNATURE PAGE TO PROMISSORY NOTE]

IN WITNESS WHEREOF, the undersigned has executed as Maker this Promissory Note as of the date first above written.

Innovaro, Inc.,
a Delaware corporation

By:	/s/ Carole R. Wright
	Name:	Carole R. Wright
	Title:	CFO

[Corporate Seal]

STATE OF FLORIDA

COUNTY OF HILLSBOROUGH

The foregoing instrument was acknowledged before me on December 27, 2010, by Carole Wright, as CFO of Innovaro, Inc. a Delaware corporation, on behalf of the corporation. Such person is personally known to me or has produced a valid driver’s license as identification.

Lori Ballis
Notary Public

My Commission Expires: 8/18/2011

[Signatures Continue on Following Page]

ASSIGNMENT AND SECURITY AGREEMENT

THIS ASSIGNMENT AND SECURITY AGREEMENT is made and entered into on December 27, 2010, by and between INNOVARO, INC., a Delaware Corporation, whose address is 2109 East Palm Ave. Tampa, Florida 33603 (hereinafter referred to as “Debtor”) and Mark S. Berset, whose address is 1 Beach Drive SE, St. Petersburg, FL 33701 (hereinafter referred to as the “Secured Party”).

W I T N E S S E T H:

WHEREAS, simultaneously with the execution of this Assignment and as part of the same transaction, Secured Party has extended to Debtor a loan (hereinafter referred to as the “Loan”) evidenced by that certain Promissory Note (hereinafter referred to as the “Note”) of even date herewith made by Debtor in favor of Secured Party in the original principal amount of Two Hundred Thousand Dollars and No/100 Dollars ($200,000.00) and

WHEREAS, Secured Party is unwilling to make the requested Loan to Debtor unless Debtor executes this Assignment;

NOW THEREFORE, in consideration of the premises hereof and in order to induce Secured Party to extend the Loan to Debtor described above, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Debtor and Secured Party do hereby agree as follows (together hereinafter referred to as the “Assigned Property”):

1. Assignment. Debtor does hereby assign, transfer, and set over to Secured Party, its successors and assigns, absolutely and not upon any condition, all of Debtor’s right, title and interest in and to the following:

(a) Debtor’s right to enforce payment of, and to receive, all proceeds of the Accounts Receivable as shown on Exhibit A (Assigned Property) attached hereto.

2. Secured Obligations. Without derogation of the absolute assignment effected by Paragraph 1 above, Debtor does hereby give and grant to Secured Party a first lien upon and security interest in and to the Assigned Property as security for Debtor’s payment and performance of the following obligations (hereinafter referred to as the “Obligations”):

(a) Payment of Indebtedness. The full and prompt payment by Debtor when due of the principal indebtedness evidenced and represented by the Note, together with all accrued interest thereon;

(b) Performance of Covenants by Debtor. The full and prompt payment, performance and discharge by Debtor of all obligations of Debtor, pursuant to and set forth in the Note, this Assignment and in the other Loan Documents.

(c) Payment of Costs and Expenses. Debtor agrees to pay, and this Assignment shall secure the full and prompt payment, on demand by Secured Party, of any and all costs and expenses, including reasonable attorneys’ fees, incurred by Secured Party in connection with the Note, the other Loan Documents, and this Assignment, including, without limitation, the exercise or enforcement of any rights and remedies available to Secured Party under this Assignment, the Note and the other Loan Documents, or any other document or instrument now or hereafter evidencing, securing, or otherwise in any way relating thereto.

3. Representations of Debtor. Debtor represents to Secured Party, in order to induce Secured Party to make the requested Loan to Debtor that:

(a) Debtor has not assigned, hypothecated or granted to anyone other than Secured Party any security interest or any other interest in any of the Assigned Property.

(b) Debtor has full right, ownership and title in and to all such Assigned Property.

4. Covenants of Debtor. Debtor covenants and agrees for the benefit of Secured Party as follows:

(a) Future Assignment. Debtor will not assign, hypothecate, or grant a security interest or any other interest in any of the Assigned Property or any of Debtor’s rights thereunder, except with the prior written consent of Secured Party, which may be withheld for any reason.

(b) Amendment. Debtor shall not amend modify, rescind, terminate or supplement, in whole or in part, the Assigned Property, except with the prior written consent of Secured Party.

(c) Confirmation. In the event of a default under the Loan Documents, Debtor will confirm in writing to any other third party requested by Secured Party, this Assignment, Secured Party’s rights hereunder, and the limitation of Debtor’s rights hereunder. Secured Party may also notify any third party of this Assignment.

5. Collections. Secured Party shall have the full right, subject at all times to the terms and provisions of this Assignment, to collect and receive all refunds, reimbursements and proceeds due, owing, payable, or to be paid to Debtor on account of any Assigned Property. Debtor agrees that it shall, at its expense, but for and in the name of Secured Party, continue to use its best efforts to collect and enforce and to assist Secured Party in the collection and enforcement of all rights under the Assigned Property, and all sums, if any, due and owing from to the Debtor with regard to any Assigned Property. Secured Party may make demand directly to any third party to make all such payments to Secured Party, without the necessity for further consent and over any objections by Debtor. All monies collected or received shall be applied to those amounts due under the Note and the other Loan Documents.

6. Secured Party as Attorney in Fact. Debtor hereby designates, constitutes and appoints Secured Party as its true and lawful attorney, with full power of substitution, at the sole cost and expense of Debtor, but for the sole benefit of Secured Party, either in the name of Debtor or in the name of Secured Party, to ask for, demand, collect, sue for, enforce the collection of, compromise, receive, and give acquittances for, and do any and all other things and to take any and all actions with reference to any Assigned Property and the rights assigned hereunder, as Secured Party may deem necessary or desirable in order to realize upon any Assigned Property. It is expressly provided, however, that Secured Party shall not be obligated to do any of the acts or exercise any of the powers hereinabove authorized or in any way be responsible for Debtor’s obligations under any Assigned Property; but if Secured Party in its sole discretion elects to do any act or exercise any such power, it shall not be accountable for more than it actually receives as a result of such exercise of power, and it shall not be responsible to Debtor except for willful misconduct in bad faith. All powers conferred upon Secured Party in this Assignment are and shall be deemed to be powers coupled with and interest and shall be irrevocable so long as any Obligation shall remain unpaid or unfulfilled.

7. Additional Assurances. This Assignment and any financing statements related thereto or executed in connection therewith may, in Secured Party’s discretion, be filed in the office of the Secretary of State of the State of Florida and among the Public Records of Hillsborough County, Florida. Debtor agrees to execute and deliver and file such financing statements and other instruments and documents as may be required by Secured Party to effectuate the purposes of this Assignment. Debtor further authorizes Secured Party to notify all persons whatsoever, to inform them of Secured Party’s security interest set forth herein.

8. No Assumption of Obligations; Indemnification. By its acceptance of this Assignment, and exercise of any rights provided under this Assignment, Secured Party does not hereby assume, and shall not thereby be deemed to have assumed, any of the obligations of Debtor arising under or pursuant to any of the Assigned Property. Debtor shall indemnify and hold harmless Secured Party from and against any claim, action, loss, damage, liability, costs or expense, which Secured Party may incur as a result of or arising from this Assignment.

9. Security Agreement. This Assignment shall also be deemed to create, grant, give and convey to Secured Party a security interest in and to the Assigned Property, including without limitation the reservations established thereunder, and all rights, claims, privileges and options of Debtor thereunder (hereinafter referred to as the “Collateral”), as security for the payment of the indebtedness represented by the Note, and the performance of all Obligations, and any other obligations, covenants and conditions set forth in this Assignment and the other Loan Documents. This Assignment shall serve as a “Security Agreement.” Debtor agrees that in the event of any default under the Loan Documents by Debtor, or upon any default by Debtor under this Assignment, Secured Party shall have all the rights and remedies of a secured party under applicable law, and shall have the full and complete right, but not the duty, to sue, compromise and settle and realize upon any of the Collateral, and to apply the Collateral to any obligation of Debtor to Secured Party without notice to Debtor or any other party. The rights and remedies enumerated above are in addition to but not in limitation of any other rights afforded Secured Party by Florida law, or in any other document evidencing or securing the Obligations.

10. Default. Debtor shall be in default hereunder if: (a) Debtor defaults in the payment of any sums due under the Note when such sums become due and payable; or (b) Debtor defaults in the payment or performance of any other obligations under the Note or any other Loan Document; or if (c) Debtor defaults in the payment or performance of any obligations under this Assignment; or if (d) Debtor fails or refuses to execute any and all documentation reasonably required to keep any of the Assigned Property, and all renewals thereof, in full force and effect.

11. No Waiver. The failure of Secured Party to avail itself of any of the terms, covenants and conditions of this Assignment for any period of time or at any time or times, shall not be construed or deemed to be a waiver of any such rights, and nothing herein contained, nor anything done or omitted to be done by Secured Party pursuant hereto shall be deemed a waiver by Secured Party of any of its rights and remedies hereunder or under the Loan Documents or under the laws of the State of Florida.

12. Term of Assignment. Upon payment, performance and discharge in full of all of the Obligations secured hereby and of all sums payable hereunder, this Assignment shall terminate and be of no further force and effect, but the affidavit, certificate, letter or statement of any officer of Secured Party showing any part of the Obligations to remain unsatisfied shall be and constitute conclusive evidence of the validity, effectiveness and continuing force of this Assignment, and any person, firm or corporation may and is hereby authorized to rely thereon.

13. Successors and Assigns. The terms, covenants, and conditions contained herein and the powers granted hereby shall inure to the benefit of and bind all parties hereto and their respective successors and assigns.

14. Captions. All captions and headings preceding the text of separate paragraphs of this Assignment are solely for reference purposes and shall not affect the meaning, construction, interpretation or effect of the text.

15. Applicable Law. This Assignment shall be governed by and construed in accordance with the laws of the State of Florida.

IN WITNESS WHEREOF, this Assignment has been fully executed as of the day and year first above written.

Signed, sealed and delivered

in the presence of:

INNOVARO, INC. a Delaware Corporation

	By:	/s/ Carole R. Wright, CFO
Carole Wright, CFO

“Debtor”
Name:

Name:

STATE OF FLORIDA

COUNTY OF HILLSBOROUGH

The foregoing instrument was acknowledged before me on December 27, 2010 by CAROLE WRIGHT, as CFO of INNOVARO, INC., on behalf of the corporation. She is personally known to me or produced                                          as identification and did not take an oath.

Lori Ballis
(NOTARY SEAL)	NOTARY SIGNATURE

Lori Ballis
PRINTED NOTARY SIGNATURE
NOTARY PUBLIC, STATE OF FLORIDA
	Commission Number:	DD697374
	My Commission Expires:	8/18/2011

EXHIBIT “A”

DESCRIPTION OF ASSIGNED PROPERTY